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                                                                 Exhibit 23(a)


                              Accountants' Consent



The Board of Directors and Stockholders
Spire Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                                       KPMG Peat Marwick LLP


Boston, Massachusetts
December 3, 1997